Vocus Announces Results for First Quarter 2011
Company Reports 21% Revenue Growth, Strong Customer Additions and Better Than Expected Earnings

Lanham, MD: April 26, 2011 – Vocus, Inc. (NASDAQ: VOCS), a leading provider of cloud-based PR and marketing software, announced today financial results for the first quarter ended March 31, 2011.

“We are very pleased to have started the year with a strong quarter as revenue, earnings and cash flow all exceeded our expectations,” said Rick Rudman, President and CEO of Vocus, Inc. “We believe our strong financial results reflect the broad-based demand that we are seeing from organizations who want to reach and influence buyers not only through the media but also across social networks and online.”

Financial Highlights

•	GAAP revenue for the first quarter of 2011 was $27.0 million, a 21% increase over the comparable period in 2010.

•	Non-GAAP revenue for the first quarter of 2011 was $27.2 million, a 22% increase over the comparable period in 2010.

•	GAAP loss from operations for the first quarter of 2011 was $(3.1) million, compared to $(549,000) for the comparable period in 2010.

•	Non-GAAP income from operations for the first quarter of 2011 was $2.3 million, compared to $3.1 million for the comparable period in 2010.

•	GAAP net loss for the first quarter of 2011 was $(1.9) million or $(0.10) per diluted share, compared to $(579,000) or $(0.03) per diluted share for the comparable period in 2010.

•	Non-GAAP net income for the first quarter of 2011 was $3.4 million or $0.17 per diluted share, compared to $3.0 million or $0.15 per diluted share for the comparable period in 2010.

•	Our GAAP and non-GAAP net income for the first quarter of 2011 was reduced by $1.2 million of non-recurring transaction costs from the termination of negotiations related to a potential cross-border acquisition.

•	Total deferred revenue as of March 31, 2011 was $55.8 million compared to $45.6 million at March 31, 2010.

•	Cash flow from operations for the first quarter of 2011 was $13.8 million, and free cash flow for the first quarter of 2011 was $7.8 million.

•	Total cash, cash equivalents and short-term investments as of March 31, 2011 was $99.1 million.

This release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, please refer to section “Use of Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of Non-GAAP Measures.”

Business Highlights

•	On February 24, 2011, acquired North Social, a provider of Facebook applications which help businesses create engaging Facebook pages that attract fans and converts them into loyal customers. The purchase price consisted of $7.0 million cash paid at closing and up to an additional $18.0 million of contingent cash consideration based on the achievement of certain financial metrics in the following 24 months. The acquisition did not have a material impact on results of operations for the first quarter of 2011.

•	Added 682 net new annual subscription customers during the first quarter of 2011 compared to 396 net new annual subscription customers added during the comparable period in 2010 and ended the quarter with 9,256 total active annual subscription customers.

•	Signed subscription agreements with new and existing customers including Bristol Airport, Ceridian, EarthCam, GameStop, iRobot, Moms in Business Unite, Miox Corporation, Moen, Office de Tourisme de Marseille, Otis Spunkmeyer, TD Bank, Wonderlic and University of San Francisco.

•	Launched Vocus Spring 2011 which includes a new release of our social media product. The new release adds significant engagement features which make it easy for customers to send messages, share news and join conversations on Twitter and Facebook directly from within the Vocus dashboard. The new release also tracks interactions across social networks, monitors responses to shared links and builds a complete profile of key influencers.

•	Introduced a premium, annual pre-paid subscription for North Social which is now sold exclusively through the Vocus direct sales force.

Guidance

Vocus is providing, for the first time, guidance for the second quarter and revising guidance for the full year 2011 based on information as of April 26, 2011:

•	For the second quarter of 2011, revenue is expected to be in the range of approximately $27.6 million to $27.8 million. Non-GAAP EPS is expected to be in the range of $0.17 to $0.18 assuming an estimated non-GAAP weighted average 20.9 million diluted shares outstanding and an estimated non-GAAP effective tax benefit of 4%. Stock-based compensation, amortization of intangible assets, acquisition related expenses and adjustments to the fair value of contingent consideration for earn-outs are expected to be $0.25 per share. GAAP EPS is expected to be in the range of $(0.08) to $(0.07) assuming an estimated weighted average 18.5 million basic and diluted shares outstanding;

•	For the full year of 2011, non-GAAP revenue is expected to be in the range of $113.0 million to $114.0 million. For the full year of 2011, GAAP revenue is expected to be in the range of approximately $112.8 million to $113.8 million. Non-GAAP EPS is expected to be in the range of $0.76 to $0.78 assuming an estimated non-GAAP weighted average 21.0 million diluted shares outstanding and an estimated non-GAAP effective tax benefit of 9%. Stock-based compensation, amortization of intangible assets, acquisition related expenses, the effect of adjustments to deferred revenue related to purchase accounting and adjustments to the fair value of contingent consideration for earn-outs are expected to be $0.97 per share. GAAP EPS is expected to be in the range of $(0.21) to $(0.19) assuming an estimated weighted average 18.5 million basic and diluted shares outstanding. Free cash flow is expected to range from $17.0 million to $18.0 million.

Conference Call Information

Vocus will discuss the financial results and business highlights of the first quarter of 2011 in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. Investors are invited to listen to a live audio webcast of the conference call on the Investor Relations section of the Company’s website at http://onlinepressroom.net/vocus/ir/webcast/. A replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until May 10, 2011 at 11:59 p.m. ET and can be accessed by dialing (706) 645-9291 or (800) 642-1687 and entering conference number 31797631.

About Vocus, Inc.

Vocus, Inc. is a leading provider of cloud-based PR and marketing software that helps organizations of all sizes reach and influence buyers across social networks, online and through media. Vocus provides a suite of software for social media, content marketing and media relations, creating a comprehensive solution for our customers looking to generate awareness, build their reputation and increase sales in today’s customer-led buying cycle. Vocus is used by more than 30,000 organizations worldwide and is available in seven languages. Vocus is based in Lanham, MD with offices in North America, Europe and Asia. For further information, please visit www.vocus.com or call (800) 345-5572.

Forward-Looking Statement

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, risks associated with acquisitions, including our ability to successfully integrate acquired businesses, risks associated with our foreign operations, interruptions or delays in our service or our web hosting, our business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain, and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands)

	December 31,	March 31,
	2010 *	2011
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$94,918	$91,543
Short-term investments	5,496	7,535
Accounts receivable, net	20,846	14,365
Deferred income taxes	365	365
Prepaid expenses and other current assets	3,790	3,098

Total current assets	125,415	116,906
Property, equipment and software, net	6,183	11,747
Intangible assets, net	7,534	7,152
Goodwill	26,278	38,529
Deferred income taxes, net of current portion	8,314	9,475
Other assets	156	841

Total assets	$173,880	$184,650

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses (including contingent consideration of $1,287 and $3,069 at	$9,456	$13,761
December 31, 2010 and March 31, 2011, respectively)
Notes payable and capital lease obligations	152	162
Deferred revenue	55,722	55,108

Total current liabilities	65,330	69,031
Notes payable and capital lease obligations, net of current portion	192	257
Other liabilities	2,005	8,785
Deferred income taxes, net of current portion	1,065	1,130
Deferred revenue, net of current portion	854	687

Total liabilities	69,446	79,890
Stockholders’ equity:
Common stock	204	206
Additional paid-in capital	166,985	171,802
Treasury stock	(28,417)	(31,505)
Accumulated other comprehensive income (loss)	(175)	278
Accumulated deficit	(34,163)	(36,021)

Total stockholders’ equity	104,434	104,760

Total liabilities and stockholders’ equity	$173,880	$184,650

* In accordance with ASC 805, balances as of December 31, 2010 reflect adjustments made during the measurement period to the final purchase price allocation resulting in reductions to goodwill of $617 and to accrued expenses and other liabilities of $70 and $547, respectively.

Vocus, Inc. and Subsidiaries

Consolidated Statements of Operations

(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2010	2011
	(unaudited)	(unaudited)
Revenues	$22,271	$26,987
Cost of revenues	4,435	5,452

Gross profit	17,836	21,535
Operating expenses:
Sales and marketing	11,403	13,781
Research and development	1,314	2,015
General and administrative	5,199	8,228
Amortization of intangible assets	469	616

Total operating expenses	18,385	24,640
Loss from operations	(549)	(3,105)
Other income (expense)	61	166

Loss before provision (benefit) for income taxes	(488)	(2,939)
Provision (benefit) for income taxes	91	(1,081)

Net loss	$(579)	$(1,858)

Net loss per share:
Basic and diluted	$(0.03)	$(0.10)
Weighted average shares outstanding used in computing per share amounts:
Basic and diluted	18,062,306	18,145,461

Vocus, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	Three Months Ended
	March 31,
	2010	2011
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(579)	$(1,858)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	823	1,286
Other non-cash charges, net	2,968	3,279
Excess tax benefits from equity awards	(91)	—
Changes in operating assets and liabilities	5,049	11,133

Net cash provided by operating activities	8,170	13,840
Cash flows from investing activities:
Business acquisition, net of cash acquired	—	(6,947)
Net change in available-for-sale securities	6,398	(2,041)
Purchases of property, equipment and software, net	(770)	(6,008)
Software development costs	(155)	(40)

Net cash provided by (used in) investing activities	5,473	(15,036)
Cash flows from financing activities:
Purchases of common stock	(8,309)	(3,088)
Proceeds from exercises of stock options	19	555
Excess tax benefits from equity awards	91	—
Net payments on notes payable and capital lease obligations	(138)	3

Net cash used in financing activities	(8,337)	(2,530)
Effect of exchange rate changes on cash and cash equivalents	(50)	351

Net increase (decrease) in cash and cash equivalents	5,256	(3,375)
Cash and cash equivalents, beginning of period	85,817	94,918

Cash and cash equivalents, end of period	$91,073	$91,543

Use of Non-GAAP Financial Measures

Vocus provides non-GAAP measures for revenue, income from operations, net income, diluted net income per share and free cash flow as supplemental information.

We define non-GAAP revenue as GAAP revenue adjusted for the impact of the fair value adjustment to deferred revenue related to purchase accounting. Management believes the adjustment is useful to investors as a more accurate measure of our ongoing performance from the acquisitions.

We define non-GAAP income from operations as GAAP income from operations including the impact of non-GAAP revenue and excluding stock-based compensation, amortization of acquired intangible assets, fair value adjustments to contingent consideration and acquisition related expenses.

We define non-GAAP net income as GAAP net income including the impact of non-GAAP revenue and excluding stock-based compensation, amortization of acquired intangible assets, fair value adjustments to contingent consideration including the effect of foreign currencies and acquisition related expenses.

Stock-based compensation included in our GAAP financial results relates to stock option and restricted stock awards. Companies record stock-based compensation by applying varying valuation methodologies and subjective assumptions to different types of equity awards. Amortization of acquired intangible assets included in our GAAP financial results consists of amortization of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as a depreciable tangible asset might. Amortization expense can vary from period to period due to the timing and size of our acquisitions. Our GAAP financial results include adjustments to the fair value of contingent consideration for acquisition earn-outs as of each reporting date from the fair value recorded on the acquisition date. Acquisition related expenses included in our GAAP general and administrative costs consist of legal, accounting and other professional fees incurred during the reporting period in connection with our acquired businesses. Management believes these non-GAAP measures allow management and investors to make meaningful comparisons between our operating results and those of the other companies, as well as provide a consistent comparison of our relative historical financial performance.

We define free cash flow as cash flow from operations less net capital expenditures and capitalized software development costs plus the excess tax benefits from equity awards. Management considers free cash flow to be a liquidity measure which provides useful information to management and investors regarding our ability to generate cash from operations that is available for acquisitions and other investments. Our definition of free cash flow may be different from definitions used by other companies.

Management uses non-GAAP income from operations, non-GAAP net income and free cash flow to evaluate operating performance, determine incentive compensation and to prepare operating budgets and determine the appropriate levels of capital investments. However, management believes that non-GAAP income from operations, non-GAAP net income and free cash flow are subject to material limitations since they may not be indicative of ongoing operating results. Management compensates for the limitations in the use of non-GAAP measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between our GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in our SEC filings.

Vocus, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures

(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2010	2011
	(unaudited)	(unaudited)
Reconciliation of GAAP revenue to non-GAAP revenue:
GAAP revenue	$22,271	$26,987
Fair value adjustment to deferred revenue	—	181

Non-GAAP revenue	$22,271	$27,168

Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations	$(549)	$(3,105)
Stock-based compensation	2,849	4,228
Amortization of intangible assets	469	736
Fair value adjustment to deferred revenue	—	181
Fair value adjustments to contingent consideration	—	62
Acquisition related expenses	301	167

Non-GAAP income from operations	$3,070	$2,269

Reconciliation of GAAP net loss to non-GAAP net income:
Net loss	$(579)	$(1,858)
Stock-based compensation	2,849	4,228
Amortization of intangible assets	469	736
Fair value adjustment to deferred revenue	—	181
Fair value adjustments to contingent consideration including effects of foreign currency	—	(21)
Acquisition related expenses	301	167

Non-GAAP net income	$3,040	$3,433

Non-GAAP diluted net income per share	$0.15	0.17
Non-GAAP diluted weighted average shares used in computing per share amounts	19,769,179	20,432,579
Reconciliation of GAAP diluted weighted average shares outstanding to non-GAAP diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	18,062,306	18,145,461
Treasury stock effect of outstanding equity securities and effect of stock-based compensation	1,706,873	2,287,118

Non-GAAP diluted weighted average shares outstanding	19,769,179	20,432,579

Supplemental information of stock-based compensation included in:
Cost of revenues	$579	$484
Sales and marketing	437	1,183
Research and development	373	645
General and administrative	1,460	1,916

Total stock-based compensation	$2,849	$4,228

Reconciliation of cash flow from operations to free cash flow:
Net cash provided by operating activities	$8,170	$13,840
Purchases of property, equipment and software, net	(770)	(6,008)
Software development costs	(155)	(40)
Excess tax benefits from equity awards	91	—

Free cash flow	$7,336	$7,792